TWO PENN PLAZA EAST
NEWARK, NEW JERSEY 07105
(973) 491-9500
FAX (973) 491-9692
TWO PENN PLAZA, SUITE 1500
NEW YORK, NEW YORK 10048
(212) 292-5100
Please Reply to: Newark
Exhibit 5.1
June 13, 2007
National Fuel Gas Company
6363 Main Street
Williamsville, New York 14221
Ladies and Gentlemen:
          This opinion relates to the Registration Statement (“Registration Statement”) on Form S-8 to be filed on or about the date hereof with the Securities and Exchange Commission (“SEC”) by National Fuel Gas Company (“Company”) under the Securities Act of 1933, as amended (“1933 Act”), pursuant to which the Company intends to register 1,000,000 shares of its common stock, $1.00 par value (“Stock”), together with the common stock purchase rights appurtenant thereto (“Rights” and together with the Stock, the “Shares”), for offer, issuance and delivery in connection with its 1997 Award and Option Plan (“Plan”). Capitalized terms used but not defined herein have the meanings assigned thereto in the Registration Statement.
          In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation, the By-laws, and such corporate records, agreements, certificates and other documents, and such questions of law, as we have deemed necessary as a basis for the opinions expressed herein.
          Based upon the foregoing, we are of the opinion that:
     1. Your Company is a corporation duly incorporated and validly existing under the laws of the State of New Jersey.
     2. All requisite action necessary to make the authorized but unissued Stock validly issued, fully paid and non-assessable will have been taken provided that:
     A. The Board of Directors of the Company (“Company Board”), or a duly appointed and authorized committee (“Authorized Board Committee”) thereof, shall have taken appropriate action (i) to authorize and approve the issuance and delivery of such Stock in connection with the Plan, (ii) to fix or otherwise determine the consideration to be received therefor, and (iii) to take or, subject to specified guidelines, to delegate to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and delivery of such Stock in connection with the Plan;
     B. Such Stock shall have been issued and delivered for the consideration contemplated in accordance with the terms and conditions of the Plan and as contemplated by the Registration Statement; and

     C. If such Stock is certificated, the certificates therefor shall have been duly executed, countersigned, registered and delivered.
     3. The Rights, when issued as contemplated by the Registration Statement and in accordance with the terms and conditions of the Amended and Restated Rights Agreement, dated June 8, 2007 (the “Rights Agreement”), between the Company and HSBC Bank USA, National Association, will be validly issued.
          The opinion set forth in paragraph 3 is limited to the valid issuance of the Rights under the corporation laws of the State of New Jersey. In this connection, we have not been asked to express and, accordingly, do not express, any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights, or the enforceability of any particular provisions of the Rights Agreement.
          We are members of the New Jersey Bar and do not hold ourselves out as experts on the laws of any other jurisdiction. We, therefore, do not express any opinion herein concerning any laws other than the laws of the State of New Jersey.
          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Stryker, Tams & Dill LLP
STRYKER, TAMS & DILL LLP